SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

Date of Report (Date of earliest event reported): April 18, 2007

American Basketball Association, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-51464	87-0376691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9421 Holliday Road
Indianapolis, Indiana 46260

(Address of Principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (317) 844-7502

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registration under any of the following provisions (se General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

American Basketball Association, Inc. (the “Company”), as a result of unforeseen difficulties in finalizing its financial statements, has not filed its Form 10-KSB for the year ended December 31, 2006, which was due April 17, 2006. The Company is diligently working to finalize its financial statements and file the Form 10-KSB with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Basketball Association, Inc.

Dated: April 18, 2007	By:	/s/ Darren Cioffi
Name: Darren Cioffi
Title: CFO